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                               UNANIMOUS CONSENT OF THE
             BOARD OF DIRECTORS OF DIVERSIFIED CORPORATE RESOURCES, INC.
                             IN LIEU OF A SPECIAL MEETING
                              OF THE BOARD OF DIRECTORS

                               Dated as of June 5, 1998

     Pursuant to the authority contained in Article 9.10.B of the Texas Business Corporation Act, as amended, the undersigned, being all of the duly elected and qualified members of the board of directors (the "Board") of Diversified Corporate Resources, Inc., a Texas corporation (the "Corporation" or the "Company"), do hereby consent that when all the directors have signed this unanimous consent or an exact counterpart hereof, each of which counterparts, when taken together shall constitute but one and only one consent, the following resolutions shall be passed and adopted as resolutions of the board of directors of the Corporation with the same force and effect as a unanimous vote of the directors of the Corporation at a duly called and held meeting of the board of directors of the Corporation called for the purpose of acting upon proposals to adopt the following resolutions:

          RESOLVED, that the resolutions set forth on Exhibit A are approved and adopted in all respects by the Board of Directors of the Corporation.

          EXECUTED as of the date first above written.



J. Michael Moore, Director                   M. Ted Dillard, Director


A. Clinton Allen, Director                   Deborah A. Farrington, Director


Samuel E. Hunter, Director


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                                      EXHIBIT A

     Section 8 of Article II of the Company's Bylaws is hereby amended by adding to the end thereof the following:

          "A proxy that is submitted by a broker or dealer that relates to shares of stock held by a shareholder through such broker or dealer or otherwise by such broker or dealer and does not indicate a vote of such stock on a given matter (a "Broker Non-Vote") shall be counted for quorum purposes, but shall not be counted as a vote for or against such matter or as an abstention with respect to such matter."